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                                                                     Exhiit 21.1

Corporate Subsidiaries of Open Text Corporation as at June 30, 2002

Open Text Inc.
         (a Corporation incorporated under the laws of the State of Illinois)

         Subsidiary:       Information Dimensions International Corp
                           (a Corporation incorporated under the laws of the
                           State of Delaware)
                                   Subsidiaries:    Information Dimensions, SARL
                                                    (a Corporation incorporated
                                                    under the laws of France)

                                                    Open Text, GmbH
                                                    (a Corporation incorporated
                                                    under the laws of Germany)

         Subsidiary:       LeadingSide Acquisition Company
                           (a Corporation incorporated under the laws of the State of Delaware)

         Subsidiary:       Bluebird Systems
                           (a Corporation incorporated under the laws of the State of California)
Base4 Inc.
         (a Corporation incorporated under the laws of Canada)

         Subsidiary:       Base4 Corp.
                           (a Corporation incorporated under the laws of the State of California)



Open Text International BV
         (a Corporation incorporated under the laws of the Netherlands)

         Subsidiary:       Open Text UK Limited
                           (a Corporation incorporated under the laws of the United Kingdom)

         Subsidiary:       Open Text ApS
                           (a Corporation incorporated under the laws of Denmark)

Open Image Systems Inc.
         (a Corporation incorporated under the laws of Canada)

b2bScene Inc.
         (a Corporation incorporated under the laws of the province of New Brunswick)

Open Text AG
         (a Corporation incorporated under the laws of Switzerland)

Open Text Pty Ltd.
         (a Corporation incorporated under the laws of Australia)

Open Text Acquisition Corp.
         (a Corporation incorporated under the laws of Canada)

Lava Systems
         (a Corporation incorporated under the laws of Barbados)

Molten Systems SRL
         (a Corporation incorporated under the laws of Barbados)